POWER OF ATTORNEY

    The undersigned hereby appoints Michael W. Conron,
Sean E. Dempsey, Mark A. Shelnitz, John W. Kapples,
Dean Freeman and William J. McCall as her true and lawful attorneys-in-fact for the purpose of signing Statements on Forms 3, 4 and 5, and all amendments thereto, to be filed with the Securities and Exchange Commission with respect to the holdings, and future changes in such holdings, for the undersigned in securities of GCP Applied
Technologies Inc., for the term of her directorship with GCP Applied Technologies Inc. Each of such attorneys-in-fact is appointed with full power to act without the other.


                /s/ Janice K. Henry
                (signature)



                Janice K. Henry
                (printed name)





Dated:     January 11, 2016